Exhibit 3.1

                       RESTATED ARTICLES OF INCORPORATION

                       NATIONAL HEALTHCARE ALLIANCE, INC.

KNOW  ALL  MEN  BY  THSE  PRESENTS:
That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a Corporation under and pursuant to the laws of the State of Nevada, and we do hereby certify that:

ARTICLE  I  -  NAME:
the  exact  name  of  this  corporation  is:  national HealthCare Alliance, Inc.

ARTICLE  II  -  PRINCIPAL  OFFICE  AND  REGISTERED  AGENT:
The principal office and place of business in the State of Nevada of this Corporation shall be located at 2950 East Flamingo Road, Suite G, las Vegas, Clark County, Nevada 89121. The resident agent of the Corporation is the Law Offices of Max C. Tanner, 2950 East Flamingo Road, Suite G, las Vegas, Clark County, Nevada 89121.

ARTICLE  III  -  DURATION:
The  Corporation  shall  have  perpetual  existence

ARTICLE  IV  -  PURPOSES:
The purpose, object and nature of the business of which this Corporation is organized are:

(a)  To  engage  in  any  lawful  activity;

(b) To carry on such business as may be necessary, convenient, or desirable to accomplish the above purposes, and to do all other things incidental thereto which are not forbidden by law or by these Articles of Incorporation.

ARTICLE  V  -  POWERS:
The powers of the Corporation shall be those powers granted by 78.060 and 78.070 of the Nevada Revised Statutes under which this Corporation is formed. In addition, the Corporation shall have the following specific powers:

     (a) To elect or appoint officers and agents of the Corporation and to fix their compensation;

     (b) To act as an agent for any individual, association, partnership, corporation or other legal entity;

     (c) To receive, acquire, hold, exercise rights arising out of the ownership or possession thereof, sell, or otherwise dispose of, shares or other interests in, or obligations of, individuals, associations, partnerships, corporation, or governments;


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(d)  To  receive, acquire hold, pledge, transfer, or otherwise dispose of shares of the corporation, but such shares may only be purchase, directly or indirectly, out of earned surplus;

(e) to make gifts or contributions for the public welfare or for charitable, scientific or educational purposes, and in time of war, to make donations in aid of war activities.

ARTICLE  VI  -  CAPITAL  STOCK:

SECTION1.  AUTHORIZED  SHARES
The total number of shares which this corporation is authorized to issue is 51,000,000 shares of common Stock at $.001 par value per share and preferred stock at a par value set by the Board of Directors.

SECTION3.  CONSIDERATION  FOR  SHARES
The Common Stock shall be issued for such consideration, as shall be fixed from time to time by the board of Directors. In the absence of fraud, the judgment of the Directors as to the value of any property for shares shall be conclusive. When shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be taken to be fully paid stock and shall be non-assessable. The Articles shall not be amended in this particular.

SECTION  4.  PRE-EMPTIVE  RIGHTS
Except as may otherwise be provided by the Board of Directors, no holder of any shares of the stock of the Corporation, shall have any pre-emptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares.

SECTION  5.  STOCK  RIGHTS  AND  OPTIONS
The Corporation shall have the power to create and issue rights, warrants, or options entitling the holders thereof to purchase from the Corporation any shares of its capital stock of any class or classes, upon such terms and conditions and at such times and prices as the Board of Directors may provide, which terms and conditions shall be incorporated in an instrument or instruments evidencing such rights. In the absence of fraud, the judgment of the Directors as to the ade4quacy of consideration for the issuance of such rights or options and the sufficiency thereof shall be conclusive.

ARTICLE  VII  -  ASSESSMENT  OF  STOCK:
The capital stock of this Corporation, after the amount of the subscription price has been fully paid in, shall not be assessable for any purpose, and no stock issued as fully paid up shall ever be assessable or assessed. The holders of such stock shall not be individually responsible for the debts, contracts, or liabilities of the Corporation and shall not be liable for assessments to restore impairments in the capital of the Corporation.

ARTICLE  VIII  -  DIRECTORS:
For the management of the business, and for the conduct of the affairs of the Ciorporation, and for the future definition, limitation, and regulation of the powers of the Corporation and its directors and shareholders, it is further provided:

SECTION1.  SIZE  OF  BOARD
The members of the governing board of the Corporation shall be styled directors. The number of directors of the Corporation, their qualification, terms of office, manner of election, time and place of meeting, and powers and duties shall be such as are prescribed by statute and in the by-laws of the Corporation. The initial number of the shareholders will be less than three. The name and post office address of the sole director constituting the first board of directors, which shall be one (1) in number is:

     NAME                    ADDRESS
     Mac C. Tanner           2950  East  Flamingo  Road
                             Suite  G
                             Las  Vegas,  Clark  County,  Nevada  89121

SECTION2.  POWERS  OF  THE  BOARD
In furtherance and not in limitation of the powers conferred by the laws of the State of Nevada, the Board of Directors is expressly authorized and empowered:

     (a) To make, alter, amend and repeal the By-Laws subject to the power of the shareholders to alter or repeal the By-Laws made by the Board of Directors.

     (b) Subject to the applicable provisions of the By-Laws then in effect, to determine, from time to time, whether and to what extent, and at that times and places, and under what conditions and regulations, the accounts and books of the Corporation or any of them, shall be open to share holder inspection. No shareholder shall have any right to inspect any of the accounts, books or documents of the Corporation, except as permitted by law, unless and until authorized to do so by resolution of the Board of Directors or of the shareholders of the Corporation;

     (c) To issue common and preferred stock of the Corporation for money, property, services rendered, labor performed, cash advanced, acquisitions for other corporations or for any other assets of value in accordance with the action of the Board of Directors without vote or consent of the shareholders and the

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     judgment  of  the  Board  of  Directors  as to value received and in return therefore shall be conclusive and said stock, when issued, shall be fully-paid and non-assessable;

     (d) To authorize and issue, without shareholder consent, obligations of the Corporation, secured and unsecured, under such terms and conditions as the Board, in its sole discretion, may determine, and to pledge or mortgage, as security therefore, any real or personal property of the Corporation, included after-acquired property;

     (e) To determine whether any and, if so, what part, of the earned surplus of the Corporation shall be paid in dividends to the shareholders, and to direct and determine other use and disposition of any such earned surplus;

     (f) To fix, from time to time, the amount of the profits of the Corporation to be reserved as working capital or for any other lawful purpose;

     (g) To establish bonus, profit-sharing, stock option, or other types of incentive compensation plans for the employees, including officers and directors, of the Corporation, and to fix the amount of profits to be shared or distributed, and to determine the persons to participate in any such plans and the amount of their respective participation.

     (h) To designate, by resolution or resolutions passed by a majority of the whole Board, one or more committees, each consisting of two or more directors, which, to the extent permitted by law and authorized by the resolution or the By-Laws, shall have and may exercise the powers of the Board;

     (i) To provide for the reasonable compensation of its own members B-Law, and and to fix the terms and conditions upon which such compensation will be paid;

     (j) In addition to the powers and authority herein before, or by statute, expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Nevada, of these Articles of Incorporation, and of the By-Laws of the Corporation.

SECTION  3.  INTERESTED  DIRECTORS.
No contract or transaction between this Corporation and any of its directors, or between this Corporation and any other corporation, firm, association, or other legal entity shall be invalidated by reason of the fact that the director of the Corporation has a director or indirect interest, pecuniary or otherwise, in such corporation, firm, association, or legal entity, or because the interested director was present at the meeting of the Board of Directors which acted upon or in reference to such contract or transaction, or because he participated in such action, provided that: (1) the interest of each such director shall have been disclosed to or known by the Board and a disinterested majority of the Board shall have nonetheless ratified and approved such contract or transaction (such interested director or directors may be counted in determining whether a quorum is present for the meeting at which such ratification or approval is given; or (2) the conditions of N.R.S. 78.140 are met.

ARTICLE  IX  -  INDEMNIFICATION:
Each director and each officer of the Corporation shall be indemnified by the Corporation as follows:

     (a) The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
     The termination of any action, suit or proceeding, by judgment, order, settlement, conviction or upon a pleas of nolo contender or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     (b) The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action or suit by or in the right of the Corporation, to procure a judgment in its favor by reason of the fact that he is or was by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

     (c) To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suite or proceeding referred to in Sections (a) and (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under sections (a) or (b) of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the officer, director and employee or agent is proper in the circumstances, because he has met the applicable standard of conduct set forth in Sections (a) or (b) of this Article. Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum, consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such quorum is not obtainable or even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the affirmative vote of the holders of a majority of the shares of stock entitled to vote and represented at a meeting called for such purpose.

     (e) Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, as authorized in Section (d) of this Article, upon receipt of an understanding by or on behalf of the director officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

     (f) The Board of Directors may exercise the Corporation's power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this Article;

     (g) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles of Incorporation, the By-Laws, agreements, vote of the shareholders or disinterested directors, or otherwise, both as to action in the official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director officer, employee or agent and shall inure to the benefit of the heirs and personal representatives of such a person.

ARTICLE  X  -  PLACE  OF  MEETING:  CORPORATE  BOOKS
Subject ot the laws of the State of Nevada, the shareholders and the Directors shall have power to hold their meetings, and Directors shall have power to have an office or offices and to maintain the books of the Corporation outside of the State of Nevada, at such place or places as may from time to time be designated in the By-Laws or by appropriate resolution.

ARTICLES  XI  -  AMENDMENT  OF  ARTICLES
The provisions of these Articles of Incorporation may be amended, altered or repealed from time to time to the extent and in the manner prescribe by the laws of the State of Nevada, and additional provisions authorized by such laws as are then in fore may be added. All rights herein conferred on the directors, officers and shareholders are granted subject to this reservation.

ARTICLE  XII  -  INCORPORATOR:
The name and address of the sole incorporator signing these Articles of Incorporation is as follows:

     NAME                    POST  OFFICE  ADDRESS

     1.  Marlene  Llorens    2950  East  Flamingo  Road,  Suite  G
                             Las  Vegas,  Clark  County,  Nevada  89121

IN WITNESS WHEREOF, the undersigned President and Secretary has executed these Restated Articles of Incorporation this 4th day of September, 1995.

/s/  Melvin  Q.  Thorn
----------------------
Melvin Q. Thorn, Jr. President and Secretary, National HealthCare Alliance, Inc.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website:  secretaryofstate.biz

---------------------------------------------------------
Certificate of Amendment
(Pursuant to NRS 78.385 and 78.390)
---------------------------------------------------------

             Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporation

         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.     Name of corporation:

NATIONAL HEALTHCARE ALIIANCE, INC.

2. The articles have been amended as follows (provide article numbers, if available):

1. THE NAME OF THE COMPANY SHALL BE:

               BERMAN HOLDINGS, INC.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 90%
                                                        ---

4.     Effective date of filing (optional): June 9, 2008

5.     Officer signature (required):  /s/ Bruce Berman
                                      ----------------

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of the shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website:  secretaryofstate.biz

---------------------------------------------------------
Certificate of Amendment
(Pursuant to NRS 78.385 and 78.390)
---------------------------------------------------------

             Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporation

         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.     Name of corporation:

Berman Holdings, Inc. (C7098-1986)

2. The articles have been amended as follows (provide article numbers, if available):

4. The capitalization shall be 1,000,000,000 common shares at a par value of $0.001.



3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 51%
                                                        ---

4.     Effective date of filing (optional): June 9, 2008

5.     Officer signature (required):  /s/ Bruce Berman
                                      ----------------

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of the shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684-5708
Website:  secretaryofstate.biz

---------------------------------------------------------
Certificate of Amendment
(Pursuant to NRS 78.385 and 78.390)
---------------------------------------------------------

             Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporation

         (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.     Name of corporation:

BERMAN HOLDINGS, INC. (C7098-1986)

2. The articles have been amended as follows (provide article numbers, if available):

(Current) Article 1: BERMAN HOLDINGS, INC. (C7098-1986)


(Change to) Article 1: PREPAID CARD HOLDINGS, INC.


3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 100%
                                                        ----

4.     Effective date of filing (optional): June 9, 2008

5.     Officer signature (required):  /s/ Bruce Berman
                                      ----------------

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of the shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.